EXHIBIT (16)

POWER OF ATTORNEY
NEUBERGER BERMAN INCOME FUNDS, a Delaware business trust (the “Trust”), and each of the undersigned officers and trustees of the Trust hereby nominate, constitute and appoint Joseph V. Amato, Corey A. Issing, Brian P. Kerrane, John M. McGovern, Gariel Nahoum, Lori L. Schneider, Jennifer R. Gonzalez, Franklin H. Na, Marguerite W. Laurent, and Ndenisarya M. Meekins (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead in any and all capacities, to make, execute and sign the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Beneficial Interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.
IN WITNESS WHEREOF, NEUBERGER BERMAN INCOME FUNDS has caused this power of attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned officers and trustees have hereunto set their hands and seals at New York, New York this 10th day of December, 2025.

NEUBERGER BERMAN INCOME FUNDS

By: /s/ Joseph V. Amato
Name: Joseph V. Amato
Title: President and Chief Executive Officer

[SEAL]
ATTEST:
/s/ Claudia A. Brandon
Name: Claudia A. Brandon
Title: Secretary
[Signatures Continued on Next Page]

Signature	Date
/s/ Joseph V. Amato Joseph V. Amato	December 10, 2025
/s/ Michael J. Cosgrove Michael J. Cosgrove	December 10, 2025
/s/ Marc Gary Marc Gary	December 10, 2025
/s/ Martha C. Goss Martha C. Goss	December 10, 2025
/s/ Ami Kaplan Ami Kaplan	December 10, 2025
/s/ Michael M. Knetter Michael M. Knetter	December 10, 2025
/s/ Deborah C. McLean Deborah C. McLean	December 10, 2025
/s/ Paul M. Nakasone Paul M. Nakasone	December 10, 2025
/s/ Tom D. Seip Tom D. Seip	December 10, 2025
/s/ Franklyn E. Smith Franklyn E. Smith	December 10, 2025